UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549


                              FORM 8-K

                           CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15 (d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) December 16, 2004


                          TRIARC COMPANIES, INC.
                  --------------------------------------------------
                (Exact name of registrant as specified in its charter)


         DELAWARE                       1-2207              38-0471180
         -----------------              --------------      --------------
        (State or other                (Commission         (I.R.S. Employer
        jurisdiction of                File No.)           Identification No.)
        incorporation of
        organization)

        280 Park Avenue
        New York, New York                                          10017
        --------------------------------------------------       -------------
        (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code:   (212) 451-3000


        --------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement

     On December 22, 2004, Triarc Companies, Inc. (the "Company") and 760-24 Westchester Avenue, LLC and 800-60 Westchester Avenue, LLC (together, the "Lessor"), entered into a Lease Agreement (the "Lease") pursuant to which the Company will lease executive office space in Rye Brook, New York commencing on or about February 1, 2005 and expiring on December 31, 2015 (the "Expiration Date"). The Company has the right under certain circumstances to extend the term of the Lease for up to two additional five-year periods.

     Under the terms of the Lease, the Company will lease approximately 53,000 square feet at a fixed annual rent of approximately (i) $1.66 million during the first two years; (ii) $1.74 million during the third and fourth years; (iii) $1.81 million during the fifth and sixth years; and (iv) $1.87 million thereafter. In addition, the Company has certain rights to lease an additional 20,000 square feet in the building.

     A copy of the Lease is being filed as an exhibit hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On December 22, 2004, the Company and the Lessor entered into the Lease pursuant to which the Company will lease executive office space in Rye Brook, New York commencing on or about February 1, 2005 and expiring on the Expiration Date. Please refer to Item 1.01 of this Report for a more detailed description of certain terms of the Lease.

Item 5. 02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 16, 2004, the Company announced that Edward P. Garden, an Executive Vice President of the Company, has been elected Vice Chairman and a director of the Company effective December 16, 2004.

     A copy of the press release announcing Mr. Garden's election is attached as
Exhibit 99.1 to this Report.

Item 8.01.  Other Events.

     On December 16, 2004, the Company announced that it has extended until June 30, 2006 its current $50 million Class A Common Stock and Class B Common Stock, Series 1, repurchase program and replenished the amount available thereunder to permit the Company to purchase up to $50 million of Class A and Class B Common Stock.

     A copy of the press release announcing the extension and replenishment of the stock repurchase program is attached as Exhibit 99.2 to this Report.

Item 9.01.  Financial Statements and Exhibits.

  (c)  Exhibits.

  10.12 Lease Agreement, dated as of December 22, 2004, between 760-24 Westchester Avenue, LLC and 800-60 Westchester Avenue, LLC, as Lessor, and Triarc Companies, Inc., as Lessee.

  99.1     Press release of Triarc Companies, Inc. dated December 16, 2004.

  99.2     Press release of Triarc Companies, Inc. dated December 16, 2004.

                                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   TRIARC COMPANIES, INC.


                                              By:  /s/ Stuart I. Rosen
                                                   ----------------------------
                                                   Stuart I. Rosen
                                                   Senior Vice President
                                                   and Associate General Counsel


Dated:   December 22, 2004

                                EXHIBIT INDEX

Exhibit  Description

10.12    Lease Agreement,  dated as of December 22, 2004, between
         760-24 Westchester Avenue, LLC and 800-60 Westchester Avenue, LLC, as Lessor, and Triarc Companies, Inc., as Lessee.

99.1     Press release of Triarc Companies, Inc. dated December 16, 2004.

99.2     Press release of Triarc Companies, Inc. dated December 16, 2004.